Exhibit 10.1

$600,000,000

BEACON ROOFING SUPPLY, INC.

6.500% Senior Secured Notes due 2030

PURCHASE AGREEMENT

Dated: July 17, 2023

i

EXHIBITS

Exhibit A	-	Initial Purchasers

Exhibit B	-	Subsidiaries of the Company

Exhibit C	-	Form of Pricing Term Sheet

Exhibit D	-	Preliminary Offering Memorandum Amendments; Issuer Free Writing Documents

Exhibit E	-	Security Documents

Exhibit F	-	Form of Opinion and Negative Assurance Letter of Sidley Austin LLP

Exhibit G	-	Form of Certificate of the Chief Financial Officer

ii

$600,000,000

BEACON ROOFING SUPPLY, INC.

6.500% Senior Secured Notes due 2030

PURCHASE AGREEMENT

July 17, 2023

J.P. Morgan Securities LLC

As Representative of the

several Initial Purchasers

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Beacon Roofing Supply, Inc., a Delaware corporation (the “Company”), confirms its agreement with J.P. Morgan Securities LLC (“JPM”), Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc., Deutsche Bank Securities Inc. and Truist Securities, Inc. (collectively, the “Initial Purchasers”), for whom JPM is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of $600,000,000 in aggregate principal amount of the Company’s 6.500% Senior Secured Notes due 2030 (the “Notes”). The Notes will be issued pursuant to an Indenture to be dated as of July 31, 2023 (the “Indenture”) among the Company, Beacon Sales Acquisition, Inc. (the “Guarantor”), U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and U.S. Bank Trust Company, National Association, as collateral agent (the “Collateral Agent”).

The Company’s obligations under the Notes, including the due and punctual payment of principal and interest on the Notes, will be (i) fully and unconditionally guaranteed, jointly and severally, on a secured senior basis (the “Guarantee” and together with the Notes, the “Securities”) by the Guarantor and (ii) secured by (x) a shared first-priority lien over the Non-ABL Priority Collateral (as defined in the ABL Intercreditor Agreement (as defined below)) that is (A) pari passu with the liens in favor of the Term Loan Secured Parties (as defined in the ABL Intercreditor Agreement) and the liens in favor of the 2026 Notes Secured Parties (as defined in the ABL Intercreditor Agreement) and (B) senior to the liens of the ABL Secured Parties (as defined in the ABL Intercreditor Agreement) and (y) a shared second-priority lien on and security interest in the ABL Priority Collateral (as defined in the ABL Intercreditor Agreement) that is (A) junior only to the liens in favor of the ABL Secured Parties and (B) pari passu with the liens in favor of the Term Loan Secured Parties and the liens in favor of the 2026 Notes Secured Parties, in each case, as more fully described in the security agreements, intercreditor agreements and other similar agreements, including amendments thereto or amendment and restatements thereof, as applicable, listed on Exhibit E hereto (the “Security Documents”) and subject to any exceptions contemplated or permitted by the Indenture and the Security Documents. The security interest on the Collateral securing the Notes will be subject to the Pari Passu Intercreditor Agreement and the ABL Intercreditor Agreement.

In connection with the offering, issuance and sale of the Securities, the Company has entered into an agreement with Clayton, Dubilier & Rice, LLC (“CD&R”) to repurchase all issued and outstanding shares of its Series A Cumulative Convertible Participating Preferred Stock (the “Series A Preferred Stock”) held by CD&R’s affiliate (the “Repurchase”). Under the Repurchase, the Company will repurchase all 400,000 issued and outstanding shares of Series A Preferred Stock for an aggregate amount in cash equal to $804.5 million plus aggregate accrued and unpaid dividends as of the repurchase date. The Repurchase is expected to be financed by a mix of the proceeds from this offering, existing debt funding and cash on hand.

As used herein, (i) the term “subsidiary” or “subsidiaries” as of any time shall mean the subsidiaries of the Company at such time and (ii) the term “Transaction Documents” shall include this Agreement, the Securities, the Indenture and the Security Documents. Certain terms used in this purchase agreement (this “Agreement”) are defined in Section 15 hereof.

The Securities will be offered and sold to the Initial Purchasers without registration under the 1933 Act, in reliance on the exemption provided by Section 4(a)(2) of the 1933 Act. The Company has prepared a preliminary offering memorandum, dated July 17, 2023 (the “Preliminary Offering Memorandum”), a pricing term sheet substantially in the form attached hereto as Exhibit C (the “Pricing Term Sheet”), setting forth the terms of the Securities omitted from the Preliminary Offering Memorandum, and an offering memorandum, dated July 17, 2023 (the “Offering Memorandum”), setting forth information regarding the Company and the Securities. The Preliminary Offering Memorandum (including all documents incorporated by reference therein), as supplemented and amended as of the Applicable Time (as defined below), together with the documents listed on Exhibit D(1) hereto, are collectively referred to as the “General Disclosure Package.” The Company and the Guarantor hereby confirm that they have authorized the use of the General Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers.

Any reference to the Preliminary Offering Memorandum, the General Disclosure Package or the Offering Memorandum, as the case may be, shall be deemed to include any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act as of the Applicable Time and incorporated by reference therein, and any reference herein to “amend,” “amendment” or “supplement” with respect to the Offering Memorandum shall be deemed to include all information filed under the 1934 Act after the Applicable Time and incorporated by reference in the Offering Memorandum. All such documents filed under the 1934 Act and so incorporated by reference in the Preliminary Offering Memorandum, the General Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto, are hereinafter called the “Exchange Act Reports.”

You have advised the Company that you will offer and resell (the “Exempt Resales”) the Securities purchased by you hereunder on the terms set forth in each of the General Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be “qualified institutional buyers” (“QIBs”) as defined in Rule 144A under the 1933 Act (“Rule 144A”) and (ii) to non-U.S. persons outside the United States in compliance with Regulation S under the 1933 Act (“Regulation S”). Those persons specified in clauses (i) and (ii) of this paragraph are collectively referred to herein as “Eligible Purchasers.”

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company and Guarantor. Each of the Company and Guarantor, jointly and severally, represents and warrants to each Initial Purchaser as of the date hereof and as of the Closing Date, and agrees with each Initial Purchaser as follows:

(1) Rule 144A Information. Each of the Preliminary Offering Memorandum, the General Disclosure Package and the Offering Memorandum, each as of its respective date, contains all the information, if any, required by Rule 144A(d)(4) under the 1933 Act.

(2) No Stop Orders. The Preliminary Offering Memorandum, the General Disclosure Package and the Offering Memorandum have been prepared by the Company and the Guarantor for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum, the General Disclosure Package or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the 1933 Act, has been issued, and no proceeding for that purpose has been initiated or, to the knowledge of the Company and the Guarantor, threatened by the Commission.

(3) No Material Misstatement or Omission. (i) The Preliminary Offering Memorandum, as of the date thereof, did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the General Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the Offering Memorandum, as of the date thereof, did not and, at the Closing Date (as defined below), will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) each Issuer Free Writing Document (as defined below) set forth on Exhibit D(2) hereto, as of the date thereof, when taken together with the General Disclosure Package, did not, and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the preceding paragraph do not apply to statements in or omissions from the Preliminary Offering Memorandum, the Offering Memorandum, the General Disclosure Package, any Issuer Free Writing Document or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Initial Purchaser expressly for use therein, it being understood and agreed that the only such information furnished by the Initial Purchasers as aforesaid consists of the information described as such in Section 6(b) hereof.

(4) Incorporated Documents. Any Exchange Act Reports filed by the Company with the Commission and incorporated by reference in the General Disclosure Package or the Offering Memorandum, at the time such Exchange Act Reports were filed with the Commission, complied in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, as applicable, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further Exchange Act Reports filed by the Company with the Commission and incorporated by reference in the General Disclosure Package or the Offering Memorandum, when such Exchange Act Reports are filed with the Commission, will conform in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(5) Reporting Compliance. The Company is subject to, and is in compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the 1934 Act.

(6) Independent Accountants. Ernst & Young LLP (“E&Y”), who have audited certain financial statements of the Company and its subsidiaries included or incorporated by reference in the General Disclosure Package and the Offering Memorandum, are, and have been in all such periods for which such financial statements are so included or incorporated by reference, an independent registered public accounting firm with respect to the Company and its subsidiaries, within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States), as required by the 1934 Act and the 1934 Act Regulations.

(7) Financial Statements. The financial statements of the Company included or incorporated by reference in the General Disclosure Package and the Offering Memorandum, together with the related schedules (if any) and notes thereto, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. All of such financial statements of the Company have been prepared in conformity with GAAP, applied on a consistent basis throughout the periods involved, and comply in all material respects with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations, or the 1934 Act and the 1934 Act Regulations, as applicable. The historical financial information relating to the Company and its consolidated subsidiaries in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Summary—Summary Historical Consolidated Financial Information” presents fairly, in all material respects, the information shown therein and, except as otherwise disclosed in the General Disclosure Package and the Offering Memorandum, has been prepared on a basis consistent with that of the audited financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the General Disclosure Package and the Offering Memorandum.

(8) No Material Adverse Change. Since the date of the most recent financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the General Disclosure Package and the Offering Memorandum, as the case may be, (i) there has not been (a) any material change in the capital stock or other equity interests (other than the issuance of shares of common stock upon exercise of stock options described as outstanding in, and the vesting of restricted stock or restricted stock units and the grant of options and awards under existing equity incentive plans described in, the General Disclosure Package and the Offering Memorandum) or any increase in long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than quarterly dividends payable or paid to holders of the Company’s Series A preferred stock in accordance with the terms thereof and described in the General Disclosure Package and Offering Memorandum) or (b) any material adverse change in the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole or any development which would reasonably be expected, individually or in the aggregate, to result in such a change; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is materially adverse to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is outside the ordinary course of business and materially adverse to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Preliminary Offering Memorandum, the General Disclosure Package and the Offering Memorandum.

(9) Organization and Good Standing. The Company, the Guarantor and each of their respective subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged and to enter into and perform their obligations under the Transaction Documents to which they are a party, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole or adversely affect the ability of the Company or the Guarantor to perform their obligations and consummate the transactions contemplated herein and in the Transaction Documents (a “Material Adverse Effect”).

(10) Ownership of Subsidiaries. The only subsidiaries of the Company are the subsidiaries listed on Exhibit B hereto, and Exhibit B accurately sets forth whether each such subsidiary is a corporation, limited or general partnership or limited liability company and the jurisdiction of incorporation or organization of each such subsidiary. Any subsidiaries of the Company which are “significant subsidiaries” as defined by Rule 1-02 of Regulation S-X are listed on Exhibit B hereto under the caption “Significant Subsidiaries.”

(11) Capitalization. The Company has an actual capitalization as (and to the extent) set forth in the Preliminary Offering Memorandum and the Offering Memorandum in the “Actual basis” column of the table under the caption “Capitalization” as of the date specified therein; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights.

(12) No Other Securities of Same Class. When the Securities are issued and delivered pursuant to this Agreement, such Securities will not be of the same class (within the meaning of Rule 144A) as securities of the Company or the Guarantor that are listed on a national securities exchange registered under Section 6 of the 1934 Act or that are quoted in a United States automated inter-dealer quotation system.

(13) No Registration. No registration under the 1933 Act of the Securities, and no qualification of the Indenture under the 1939 Act with respect thereto, is required for the sale of the Securities to the Initial Purchasers as contemplated hereby or for the initial resale of Securities by the Initial Purchasers to the Eligible Purchasers in the manner contemplated by the General Disclosure Package and the Offering Memorandum, assuming the accuracy of the Initial Purchasers’ representations and warranties in this Agreement and the compliance by the Initial Purchasers with the agreements set forth herein.

(14) No General Solicitation. None of the Company, the Guarantor or any of their respective affiliates or any of their respective representatives (other than the Initial Purchasers, as to whom the Company and the Guarantor make no representation) has engaged or will engage in any form of general solicitation or general advertising within the meaning of Regulation D under the 1933 Act or in any manner involving a public offering within the meaning of Section 4(a)(2) under the 1933 Act, in each case in connection with the offer and sale of the Securities as contemplated hereby.

(15) Regulation S Compliance. The Company is a Category 2 issuer for purposes of Regulation S. No directed selling efforts within the meaning of Rule 902 under the 1933 Act were or will be used by the Company, the Guarantor or their respective subsidiaries or any of their respective representatives (other than the Initial Purchasers, as to whom the Company and the Guarantor make no representation) with respect to Securities sold in reliance on Regulation S, and the Company, the Guarantor, their respective affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantor make no representation) has complied with and will comply with the “offering restrictions” required by Rule 902 under the 1933 Act.

(16) No Integration. None of the Company, the Guarantor or any other person acting on behalf of the Company or the Guarantor has sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the 1933 Act, the 1933 Act Regulations or the interpretations thereof by the Commission.

(17) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

(18) Full Power. Each of the Company and the Guarantor has full right, power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party.

(19) The Indenture. The Indenture (including the Guarantee) has been duly authorized by the Company and the Guarantor and, at the Closing Date, will have been duly executed and delivered by the Company and the Guarantor and will constitute a valid and binding agreement of the Company and the Guarantor, enforceable against each of the Company and the Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity (the “Enforceability Exceptions”).

(20) The Securities. The Securities have been duly authorized by the Company and the Guarantor and, at the Closing Date, will have been duly executed by the Company and the Guarantor and, when authenticated in accordance with the terms of the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with their terms, except as enforcement thereof may be limited by the Enforceability Exceptions, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(21) Execution and Delivery of the Security Documents. The Company and the Guarantor have (and had at the time of execution and delivery thereof, as applicable) all requisite power and authority to authorize, execute and deliver each Security Document to which it is or will be a party, perform its obligations thereunder and grant and reaffirm security interests pursuant to the applicable Security Documents. Each Security Document (excluding the Security Documents relating solely to the Post-Closing Perfection Actions (as defined below)) will have been duly authorized, executed and delivered by the Company or the Guarantor party thereto on or prior to the Closing Date (or at the time of execution and delivery thereof, as applicable), will conform in all material respects to the information in the General Disclosure Package and the description thereof contained in the Offering Memorandum and, assuming due authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and legally binding obligation of the Company and the Guarantor, as applicable, in each case enforceable against the Company and the Guarantor, as applicable, in accordance with its terms, subject to the Enforceability Exceptions. Upon execution and delivery of the Collateral Agreement and the Pari Passu Intercreditor Agreement (or amendment or joinder thereto), the Securities shall be secured by a security interest in and lien on the Collateral which shall be pari passu with the liens securing obligations under the Senior Term Agreement and the liens securing the 2026 Secured Notes. Upon the execution and delivery of the ABL Intercreditor Agreement (or amendment or joinder thereto), the Securities shall be secured by (x) a security interest in and lien on the Non-ABL Priority Collateral that is senior to the security interest in and lien on such Non-ABL Priority Collateral of the ABL Secured Parties and (y) a security interest in and lien on the ABL Priority Collateral that is junior to the security interest in and lien on such ABL Priority Collateral of the ABL Secured Parties.

(22) No Additional Security Documents. The Security Documents represent all of the collateral agreements, security agreements, intercreditor agreements and other similar agreements necessary to grant to the holders of the Securities (i) a valid first priority lien on and security interest in the Non-ABL Priority Collateral and (ii) a valid second priority lien on and security interest in the ABL Priority Collateral that is junior only to the liens and security interests of the ABL Secured Parties on such ABL Priority Collateral (collectively, the “Security Interests”), in each case, subject only to the liens or encumbrances contemplated in the General Disclosure Package (and, for the avoidance of doubt, the liens or encumbrances permitted or contemplated by the Indenture or any Security Document).

(23) Valid and Perfected Security Interests. The Collateral Agreement creates a valid and (to the extent all required filings, recordings, notices or other perfection steps with respect to, and deliveries of, Collateral have been made as required by applicable law and described in the Security Documents) perfected, to the extent applicable in the relevant jurisdictions, security interest, which is (i) a first priority lien on and security interest in the Non-ABL Priority Collateral and (ii) a second priority lien on and security interest in the ABL Priority Collateral that is junior only to the liens and security interests of the ABL Secured Parties, in each case, subject to any exceptions contemplated in the General Disclosure Package and contemplated or permitted by the Indenture or the Security Documents. The Collateral will be free and clear of all liens, except for the liens on the Collateral securing the obligations under the Senior Term Agreement, the Senior ABL Agreement, the 2026 Secured Notes and other liens contemplated in the General Disclosure Package and created or permitted by the Indenture or the Security Documents, and the Security Interests will be pari passu in all material respects with the liens securing obligations under the Senior Term Agreement and the 2026 Secured Notes, subject to any exceptions contemplated by the General Disclosure Package (and, for the avoidance of doubt, exceptions contemplated by the Indenture or any Security Document).

(24) Perfection Actions (other than the Post-Closing Perfection Actions). On the Closing Date, all filings, recordings, registrations and other actions (other than the Post-Closing Perfection Actions) necessary to perfect and make valid and enforceable the (i) first priority lien on and security interest in the Non-ABL Priority Collateral and the (ii) second priority lien on and security interest in the ABL Priority Collateral that is junior only to the liens and security interests of the ABL Secured Parties will, in each case, have been taken or otherwise provided for in a manner reasonably satisfactory to the Initial Purchasers and subject to any exceptions contemplated in the General Disclosure Package and permitted or contemplated by the Indenture or the Security Documents.

(25) Description of the Securities and Agreements. The Securities, the Indenture and the Security Documents conform and will conform in all material respects to the respective statements relating thereto contained in the Preliminary Offering Memorandum, the General Disclosure Package and the Offering Memorandum.

(26) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its Organizational Documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any Company Document; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance by the Company and the Guarantor of the Transaction Documents to which they are a party and the consummation by the Company and the Guarantor (and, in respect of the Security Documents, in their capacities as grantors, as applicable) of the transactions contemplated therein and the creation and grant of the Security Interests pursuant to any Security Document will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Document (other than any Lien (i) created in favor of the Collateral Agent, for the benefit of itself and the holders of the Securities, pursuant to the Security Documents or (ii) reaffirmed in favor of the ABL Agent (as defined in the ABL Intercreditor Agreement) (for the benefit of itself and the ABL Secured Parties) or the Term Loan Agent (as defined in the ABL Intercreditor Agreement) (for the benefit of itself and the Term Loan Secured Parties) or the 2026 Notes Agent (as defined in the ABL Intercreditor Agreement) for the benefit of itself and the 2026 Notes Secured Parties, as applicable, pursuant to the Security Documents), (b) result in any violation of the provisions of the Organizational Documents of the Company or any of its subsidiaries or (c) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (a) and (c) above, for any such conflict, breach, Lien or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(27) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and (i) the directors, officers or stockholders of the Company or any of its subsidiaries, on the other, that would be required to be described pursuant to Item 404 of Regulation S-K of the Commission in a registration statement on Form S-1 of the Company pursuant to the 1933 Act and the 1933 Act Regulations or (ii) to its knowledge, the customers or suppliers of the Company or any of its subsidiaries, on the other, that would be required to be described pursuant to Item 101 of Regulation S-K of the Commission in a registration statement on Form S-1 of the Company pursuant to the 1933 Act and the 1933 Act Regulations, in each case that has not been so described in the General Disclosure Package and the Offering Memorandum.

(28) Absence of Labor Dispute. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or the Guarantor, is imminent.

(29) Legal Proceedings. Except as described in the Preliminary Offering Memorandum, the General Disclosure Package and the Offering Memorandum: (i) there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents to which it is a party; and (ii) no such investigations, actions, suits or proceedings are, to the knowledge of the Company and the Guarantor, currently threatened by any governmental or regulatory authority or by others; and there are no current or pending legal, governmental or regulatory actions, suits or proceedings that would be required to be described in a registration statement on Form S-1 of the Company pursuant to the 1933 Act and the 1933 Act Regulations that have not been described in the General Disclosure Package and the Offering Memorandum.

(30) Accurate Disclosure. The statements made in the General Disclosure Package and the Offering Memorandum under the captions “Description of Notes,” and “Plan of Distribution,” insofar as they purport to constitute summaries of the material terms of the Transaction Documents, are accurate in all material respects.

(31) Solvency. On the Closing Date, after giving pro forma effect to the offering and sale of the Securities, the use of net proceeds therefrom described under the caption “Use of Proceeds” in the General Disclosure Package, the Offering Memorandum and the Repurchase, the Company and the Guarantor on a consolidated basis will be Solvent (as hereinafter defined). As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and the Guarantor on a consolidated basis is not less than the total amount required to pay the liabilities of the Company and the Guarantor on a consolidated basis on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company and the Guarantor on a consolidated basis are able to pay their total debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming the issuance and sale of the Securities as contemplated by this Agreement and the General Disclosure Package and the Offering Memorandum and the consummation of the Repurchase, the Company and the Guarantor are not incurring debts or liabilities beyond their consolidated ability to pay as such debts and liabilities mature; (iv) neither the Company nor any Guarantor is engaged in any business or transaction, and does not propose to engage in any business or transaction, for which their consolidated property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company or the Guarantor is engaged; and (v) neither the Company nor the Guarantor is otherwise insolvent under the standards set forth in applicable laws.

(32) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, the conduct of their respective businesses does not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any written notice of any claim of infringement or conflict with any such rights of others that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(33) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and the Guarantor of this Agreement, the issuance and sale of the Securities and the Guarantee as herein contemplated, the consummation by the Company and the Guarantor of the transactions contemplated by this Agreement, the General Disclosure Package, and the Offering Memorandum or the Repurchase, and the granting of the Security Interests by the Company and the Guarantor thereunder, except for (i) filings with the United States Patent and Trademark Office, (ii) delivery of deposit account control agreements (or amendments to existing control agreements, as applicable), (iii) to the extent applicable, the recordation of mortgage or deeds of trust (if any) with respect to the Collateral constituting real property or amendments or amendments and restatements thereof (clauses (i), (ii) and (iii) together being referred to collectively as the “Post-Closing Perfection Actions”), (iv) the filing of UCC financing statements with respect to the Collateral and (v) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the offering and resale of the Securities by the Initial Purchasers, except as have already been obtained or made and are still in full force and effect.

(34) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the General Disclosure Package and the Offering Memorandum, except where the failure to so possess or have made would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as described in the General Disclosure Package and the Offering Memorandum, neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any such license, certificate, permit or authorization that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(35) Title to Property. The Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid leasehold interest in or have valid rights to lease or otherwise use, all items of real and personal property and assets that are material to the business of the Company and its subsidiaries, in each case, free and clear of all Liens except (i) liens granted under the Term Loan Collateral Agreement, the ABL Facility Collateral Agreement, the 2026 Secured Notes Collateral Agreement, the Collateral Agreement, the other liens contemplated by the General Disclosure Package and the Offering Memorandum and created or permitted by the Indenture or the Security Documents and any real property mortgages securing the obligations under the Senior Term Agreement, the Senior ABL Agreement and the 2026 Secured Notes, as applicable, (ii) such as do not, individually or in the aggregate, materially affect the value of such property or interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (iii) such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(36) Investment Company Act. Neither the Company nor the Guarantor is or, after giving effect to the issuance and sale of the Securities as herein contemplated, the application of the net proceeds thereof as described in the General Disclosure Package and the Offering Memorandum and the Repurchase, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the 1940 Act.

(37) Compliance With Environmental Laws. The Company and its subsidiaries (i) are, to the Company’s knowledge, in compliance with any and all applicable federal, state, local and foreign laws (including the common law), statutes, codes, ordinances, rules, regulations, decisions, binding policies and orders relating to the protection of human health and safety, the environment, pollution or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) have not received written notice of any actual or potential liability or obligation for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants; and (iv) to the Company’s knowledge, are not the subject of any pending, and have not received written notice of any threatened, administrative, regulatory or judicial claims, actions, suits, demands, notices of noncompliance or violation, proceedings or governmental investigations relating to any Environmental Law, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability, obligation, claim, action, suit, demand, notice, proceeding or investigation as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(38) Taxes. The Company and its subsidiaries have timely filed all material tax returns required to be filed through the date hereof (subject to any permitted extensions) and (i) the Company and its subsidiaries have paid all federal and state income taxes (other than with respect to immaterial amounts being contested in good faith and for which adequate reserves, charges, and accruals have been made in accordance with GAAP in the Company’s financial statements referred to in Section 1(a)(7) hereto) and all other material federal, state, local and foreign taxes (including estimated taxes, assessments, fines and penalties), in each case, required to be paid through the date hereof, and (ii) there is no material tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(39) Insurance. The Company and its subsidiaries have insurance which is in amounts and insures against such losses and risks as are reasonable and customary for the business in which they are engaged; and neither the Company nor any of its subsidiaries has (i) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(40) Accounting and Disclosure Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established, maintained and periodically evaluates the effectiveness of its “internal control over financial reporting” and “disclosure controls and procedures” (each as defined in Rules 13a-15 and 15d-15 under the 1934 Act). The Company’s internal control over financial reporting and disclosure controls and procedures are effective and comply with the requirements of the 1934 Act.

There are no material weaknesses or significant deficiencies (each as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting; and, the Company’s independent public accountants and the audit committee of the Company’s board of directors have been advised of all fraud, if any, whether or not material, involving management or other employees who have a role in the Company’s internal controls, in each case that occurred or existed, or was first detected, at any time during the three most recent fiscal years covered by the Company’s audited financial statements included or incorporated by reference in the General Disclosure Package and the Offering Memorandum or at any time subsequent thereto.

(41) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans.

(42) Margin Requirements. Neither the Company nor any of its subsidiaries or their authorized representatives (other than the Initial Purchasers, as to whom the Company and the Guarantor make no representation) has taken, and none of them will take, any action that would reasonably be expected to cause the transactions contemplated by this Agreement (including the use of the net proceeds from the sale of the Securities) to violate Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(43) Absence of Manipulation. Neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(44) Statistical and Market-Related Data. Any statistical, demographic, market-related and similar data included or incorporated by reference in the General Disclosure Package or the Offering Memorandum are based on or derived from sources that the Company and the Guarantor believe to be reliable, and nothing has come to the attention of the Company or the Guarantor that has caused them to believe that such data is not accurate in all material respects.

(45) No Unlawful Payments. The Company nor any of its subsidiaries nor, to the knowledge of the Company or the Guarantor, any of their respective directors, officers, agents, employees or controlled affiliates, has taken any action, directly or indirectly, that has resulted or would reasonably be expected to result in a violation by any such person of the FCPA and all similar anti-bribery and anti-corruption laws and regulations of foreign jurisdictions to the extent applicable to the Company and its subsidiaries (together with the FCPA, “Anti-Corruption Laws”), including any offer, payment, promise to pay or authorization of the payment of any money or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of any Anti-Corruption Laws; and the Company and its subsidiaries, and, to the knowledge of the Company and the Guarantor, their respective controlled affiliates have conducted their businesses in compliance in all material respects with all applicable Anti-Corruption Laws and have instituted and maintain policies and procedures designed to promote, and which are reasonably expected to promote, continued compliance therewith.

(46) Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the anti-money laundering statutes and the rules and regulations thereunder (including the USA PATRIOT Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA PATRIOT Act”)) and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency to the extent applicable to the Company and its subsidiaries (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or the Guarantor, threatened.

(47) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company or the Guarantor, any of their respective directors, officers, agents, employees or controlled affiliates is currently subject to or the target of any sanctions administered or enforced by the U.S. government (including but not limited to OFAC) or any other relevant sanctions authorities (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea, Zaporizhzhia and Kherson regions of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic or any other covered region of Ukraine identified pursuant to Executive Order 14065) (each a “Sanctioned Country”). The Company and its subsidiaries will not directly or indirectly use any of the net proceeds from the sale of Securities by the Company in the offering contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person or entity, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, dealer, investor or otherwise) of Sanctions. Neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the direct benefit of a person or entity that at the time of such dealing or transaction was the subject of any Sanctions, or with or in a Sanctioned Country, in the preceding three years, nor does the Company or any of its subsidiaries have any plans to increase its dealings or transactions with or for the benefit of such persons or entities or with or in such Sanctioned Countries.

(48) ERISA Compliance; Employment Matters. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Company or any of its subsidiaries; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries; or (iv) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan (excluding transactions effected pursuant to a statutory or administrative exemption), that, as to each of clauses (ii), (iii) and (iv), would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect: (a) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (b) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715) of the Company and its subsidiaries compared to the amount of such obligations in the Company’s most recently completed fiscal year; (c) any event or condition giving rise to a liability under Title IV of ERISA; or (d) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to its or their employment. For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Company or any of its subsidiaries may have any liability.

(49) No Restrictions on Dividends. No subsidiary of the Company is a party to or otherwise bound by any instrument or agreement that prohibits, directly or indirectly, any subsidiary of the Company from paying any dividends or making any other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interests, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Company or any other subsidiary, in each case except (i) as described in the General Disclosure Package and the Offering Memorandum or (ii) any restrictions or limitations contained in the Company’s (or, as applicable, any subsidiary’s) existing indentures or existing credit agreements that will be permitted by the Indenture after the Closing Date.

(50) Brokers. There is not a broker, finder or other party that is entitled to receive from the Company or any of its subsidiaries any brokerage or finder’s fee or other fee or commission as a result of the offering and sale of the Securities contemplated by this Agreement, except for underwriting discounts and commissions payable to the Initial Purchasers pursuant to Section 2 of this Agreement.

(51) Cyber Security; Data Protection. (i) The Company and its subsidiaries’ information technology and computer systems, networks, hardware, software, internet websites, data and databases (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment and technology (collectively, “IT Systems and Data”) operate and perform as required in connection with the operation of the business of the Company and the subsidiaries as currently conducted; (ii) the Company and its subsidiaries have implemented and maintained commercially reasonable information technology, information security, cyber security and data protection controls, policies and procedures to protect and prevent security breaches of, unauthorized access to and other similar compromises of IT Systems and Data reasonably consistent with industry practices; (iii) to the knowledge of the Company and the Guarantor, there have been no cyber-attacks, security breaches or unauthorized access to or use of their IT Systems and Data; and (iv) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except, in the case of clauses (i), (ii), (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Certificates. Any certificate signed by any officer of the Company or any Guarantor (whether signed on behalf of such officer, the Company or such Guarantor) and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company or any Guarantor to each Initial Purchaser as to the matters covered thereby.

SECTION 2. Sale and Delivery to Initial Purchasers; Closing; Agreements to Sell, Purchase and Resell.

(a) The Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, the aggregate principal amount of Securities set forth opposite such Initial Purchaser’s name in Exhibit A hereto plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 10 hereof, in each case at a price equal to 99.10% of the principal amount thereof. The Company will not be obligated to deliver any of the Securities except upon payment of all of the Securities to be purchased as provided herein.

(b) Payment. Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020, or at such other place as shall be agreed upon by the Initial Purchasers and the Company, at 9:00 a.m. (New York City time) on July 31, 2023 (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than five business days after such date as shall be agreed upon by the Initial Purchasers and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company against delivery to the Initial Purchasers for their respective accounts of the Securities to be purchased by them. The Representative may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Date, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

(c) Delivery of Securities. The Company shall make one or more global certificates (collectively, the “Global Securities”) representing the Securities available for inspection by the Initial Purchasers not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date and, on or prior to the Closing Date, the Company shall deliver the Global Securities to DTC or to the Trustee, acting as custodian for DTC, as applicable. Delivery of the Securities to the Initial Purchasers on the Closing Date shall be made through the facilities of DTC unless the Initial Purchasers shall otherwise instruct.

(d) Representations of the Initial Purchasers. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to the Company that it intends to offer the Securities for sale upon the terms and conditions set forth in this Agreement and in the General Disclosure Package. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Company, on the basis of the representations, warranties and agreements of the Company and the Guarantor, that such Initial Purchaser:

(i) is a QIB and an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the 1933 Act;

(ii) (x) in connection with the Exempt Resales, has only sold and will only sell the Securities to, and has only solicited offers to buy and will only solicit offers to buy the Securities from, the Eligible Purchasers, (y) in connection with each such Exempt Resale made in reliance on Rule 144A, has taken and will take reasonable steps to ensure such Eligible Purchaser is aware that such Exempt Resale is being made in reliance on Rule 144A and (z) in connection with each such Exempt Resale made in reliance on Regulation S, has complied and will comply with the offering restrictions and other requirements of Regulation S; and

(iii) will not offer or sell the Securities, nor has it, directly or indirectly, offered or sold the Securities in the United States by any manner involving any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) and will not engage in any directed selling efforts within the meaning of Rule 902 under the 1933 Act, in connection with the offering of the Securities.

The Initial Purchasers have advised the Company that they will offer the Securities to Eligible Purchasers at a price initially equal to 100.000% of the principal amount thereof, plus accrued interest, if any, from July 31, 2023. Such price may be changed by the Initial Purchasers at any time without notice. Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to this Agreement, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consent to such reliance.

SECTION 3. Covenants of the Company and the Guarantor. The Company and the Guarantor, jointly and severally, covenant with each Initial Purchaser as follows:

(a) Securities Law Compliance. The Company will (i) advise each Initial Purchaser promptly after obtaining knowledge (and, if requested by any Initial Purchaser, confirm such advice in writing) of (A) the issuance by any U.S. or non-U.S. federal or state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any U.S. or non-U.S. federal or state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the General Disclosure Package, any Issuer Free Writing Document or the Offering Memorandum, untrue or that requires the making of any additions to or changes in the General Disclosure Package, any Issuer Free Writing Document or the Offering Memorandum, in each case to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Securities under any securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions and (iii) if, at any time, any U.S. or non-U.S. federal or state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Securities under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b) Amendments. The Company will give the Initial Purchasers notice of any filings to be made by it pursuant to the 1934 Act or the 1934 Act Regulations within the period that is 48 hours prior to the Applicable Time. The Company will give the Initial Purchasers notice of its intention to prepare any amendment, supplement or revision to the Preliminary Offering Memorandum, the Offering Memorandum or any Issuer Free Writing Document, and the Company will furnish the Initial Purchasers with copies of any such documents within a reasonable amount of time prior to such proposed use, and will not use any such document to which the Initial Purchasers or counsel for the Initial Purchasers shall reasonably object in a timely manner. The Company will give the Initial Purchasers notice of its intention to make any filing pursuant to the 1934 Act or the 1934 Act Regulations effecting any such amendment, supplement or revision from and after the Applicable Time through the Closing Date (or, if later, through the completion of the distribution of the Securities by the Initial Purchasers to Eligible Purchasers) and will furnish the Initial Purchasers with copies of any such documents a reasonable amount of time prior to such proposed filing, and will not file or use any such document to which the Initial Purchasers or counsel for the Initial Purchasers shall reasonably object in a timely manner. The Initial Purchasers shall notify the Company if the Initial Purchasers have not completed the distribution of the Securities as of the Closing Date.

(c) Delivery of Disclosure Documents to the Initial Purchasers. The Company will deliver to the Initial Purchasers and counsel for the Initial Purchasers, within two days after the date hereof and without charge, such number of copies of the Preliminary Offering Memorandum, the Pricing Term Sheet and the Offering Memorandum and any amendment or supplement to any of the foregoing as they reasonably request.

(d) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Offering Memorandum. If at any time prior to the completion of the distribution of the Securities by the Initial Purchasers to Eligible Purchasers, any event shall occur or condition shall exist as a result of which it is necessary (or if the Initial Purchasers or counsel for the Initial Purchasers shall notify the Company that, in their reasonable judgment, it is necessary) to amend or supplement the General Disclosure Package or the Offering Memorandum (or, in each case, any documents incorporated by reference therein) so that the General Disclosure Package or the Offering Memorandum, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Initial Purchasers or counsel for the Initial Purchasers shall notify the Company that, in their reasonable judgment, it is necessary) to amend or supplement the General Disclosure Package or the Offering Memorandum (or, in each case, any documents incorporated by reference therein) in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly notify the Initial Purchasers of such event or condition and of its intention to prepare such amendment or supplement (or, if the Initial Purchasers or counsel for the Initial Purchasers shall have notified the Company as aforesaid, the Company will promptly notify the Initial Purchasers of its intention to prepare such amendment or supplement) and will promptly prepare, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and the Company will furnish to the Initial Purchasers such number of copies of such amendment or supplement as the Initial Purchasers may reasonably request. If at any time an event shall occur or condition shall exist as a result of which it is necessary (or if the Initial Purchasers or counsel for the Initial Purchasers shall notify the Company that, in their reasonable judgment, it is necessary) to amend or supplement any Issuer Free Writing Document so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Initial Purchasers or counsel for the Initial Purchasers shall notify the Company that, in their reasonable judgment, it is necessary) to amend or supplement such Issuer Free Writing Document in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly notify the Initial Purchasers of such event or condition and of its intention to prepare such amendment or supplement (or, if the Initial Purchasers or counsel for the Initial Purchasers shall have notified the Company as aforesaid, the Company will promptly notify the Initial Purchasers of its intention to prepare such amendment or supplement) and will promptly prepare and, subject to Section 3(b) hereof, distribute such amendment or supplement as may be necessary to correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to the Initial Purchasers such number of copies of such amendment or supplement as the Initial Purchasers may reasonably request.

(e) Use of Offering Materials. Each of the Company and the Guarantor consents to the use of the General Disclosure Package and the Offering Memorandum in accordance with the securities or “Blue Sky” laws of the jurisdictions in which the Securities are offered by the Initial Purchasers and by all dealers to whom Securities may be sold, in connection with the offering and sale of the Securities.

(f) “Blue Sky” and Other Qualifications. The Company and the Guarantor will cooperate with the Initial Purchasers to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Initial Purchasers may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities; provided, however, that the Company and the Guarantor shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company and the Guarantor will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Use of Proceeds.”

(h) Restriction on Sale of Securities. From and including the date of this Agreement through and including the 90th day after the date of this Agreement, the Company and the Guarantor will not, without the prior written consent of the Representative, directly or indirectly issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option or right to sell or otherwise transfer or dispose of any debt securities of or guaranteed by any of the Company and the Guarantor (other than the Securities issued under this Agreement) or any securities convertible into or exercisable or exchangeable for any debt securities of or guaranteed by the Company or the Guarantor.

(i) Rule 144A Information. So long as any of the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act, the Company and the Guarantor will furnish, at their expense, to the Initial Purchasers and, upon request, to the holders of the Securities and prospective purchasers of the Securities the information required by Rule 144A(d)(4) under the 1933 Act (if any). To the extent any such information is available on the Commission’s EDGAR filing system or the Company’s website, it shall be deemed to have been so furnished in full satisfaction of this Section 3(i).

(j) Pricing Term Sheet. The Company will prepare the Pricing Term Sheet reflecting the final terms of the Securities, in substantially the form attached hereto as Exhibit C and otherwise in form and substance satisfactory to the Initial Purchasers. The Company will furnish the Initial Purchasers with copies of any such Pricing Term Sheet and will not use any such Pricing Term Sheet to which the Initial Purchasers or counsel to the Initial Purchasers shall object.

(k) Preparation of the Offering Memorandum. As promptly as practicable, and in any event within two business days following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Offering Memorandum, which shall contain the public offering price and terms of the Securities, the plan of distribution thereof and such other information as the Initial Purchasers and the Company may deem appropriate.

(l) DTC. The Company will use its best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(m) No Stabilization. The Company, the Guarantor and their respective controlled affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Guarantor in connection with the offering of the Securities.

(n) No Affiliate Resales. The Company and the Guarantor will not, and will not permit any of their respective controlled affiliates to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company, the Guarantor or any of their respective affiliates and resold in a transaction registered under the 1933 Act.

(o) No Integration. The Company will not, and will ensure that no affiliate of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the 1933 Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the 1933 Act of the sale to the Initial Purchasers or to the Eligible Purchasers of the Securities.

(p) Post-Closing Actions. Following the Closing Date, each of the Company and the Guarantor (i) agrees to complete all Post-Closing Perfection Actions within the time period set forth in the Indenture (unless such time period is extended by the Collateral Agent in its reasonable discretion) and (ii) take any and all further action required under applicable law or that the Collateral Agent may reasonably request in order to effectuate the transactions contemplated by the Security Documents and in order to grant, preserve, protect and perfect the validity and priority of the Security Interests created by the Security Documents.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company and the Guarantor, jointly and severally, will pay all expenses incident to the performance of their respective obligations under this Agreement, including (i) the preparation and printing of the Preliminary Offering Memorandum, the General Disclosure Package and the Offering Memorandum and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the reproduction and delivery to the Initial Purchasers of each of the Transaction Documents, (iii) the preparation, issuance and delivery of the certificates for the Securities and the issuance and delivery of the Securities to the Initial Purchasers, including any issue or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Initial Purchasers, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company and the Guarantor, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including the reasonable and documented fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of any “Blue Sky Survey” and any supplements thereto, (vi) the preparation, printing and delivery to the Initial Purchasers of copies of the Preliminary Offering Memorandum, the General Disclosure Package, the Offering Memorandum, and any Issuer Free Writing Documents and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Initial Purchasers of copies of any “Blue Sky Survey” and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the Trustee and the Collateral Agent, including the fees and disbursements of counsel for the Trustee and the Collateral Agent in connection with the Transaction Documents, (ix) all fees charged by any rating agencies for rating the Securities and all expenses and application fees incurred in connection with the approval of the Securities for clearance, settlement and book-entry transfer through DTC, (x) all out-of-pocket costs and expenses in connection with the creation, documentation and perfection of the Security Interests to be created and perfected pursuant to the Security Documents, including without limitation, filing and recording fees, search fees, taxes, costs of title policies and (xi) the costs and expenses of the Company (and, if this Agreement is terminated in the circumstances described in Section 4(b) hereof, the Initial Purchasers) and any of its or their officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Securities, including expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows. It is understood, however, that, except as expressly provided in this Section 4 and in Section 6 and Section 7 hereof, the Initial Purchasers shall pay all of their own costs and expenses, including the fees and expenses of their counsel.

(b) Termination of Agreement. If this Agreement is terminated by the Initial Purchasers in accordance with the provisions of Section 5, Section 9(a)(i), Section 9(a)(iii)(A) or Section 10 hereof, the Company and the Guarantor, jointly and severally, will reimburse the Initial Purchasers (but in the case of any termination in accordance with Section 10 hereof, only the non-defaulting Initial Purchasers) for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers, reasonably incurred by such Initial Purchaser in making preparations for the purchase, sale and delivery of the Securities not so delivered, but in such event the Company shall not be under any further liability to such Initial Purchaser except as provided in Sections 6 and 7 hereof.

SECTION 5. Conditions of Initial Purchasers’ Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy as of the date hereof and as of the Closing Date of the representations and warranties of the Company and the Guarantor contained in this Agreement, and in certificates signed by any officer of the Company or any Guarantor (whether signed on behalf of such officer, the Company or such Guarantor) delivered to the Initial Purchasers or counsel for the Initial Purchasers, to the performance by the Company and the Guarantor of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Opinion of Counsel for the Company and the Guarantor. At the Closing Date, the Initial Purchasers shall have received the opinion and negative assurance letter of Sidley Austin LLP, counsel for the Company and the Guarantor, dated as of the Closing Date, in the form set forth in Exhibit F hereto.

(b) Opinion of Counsel for Initial Purchasers. At the Closing Date, the Initial Purchasers shall have received the opinion and negative assurance letter, dated as of the Closing Date, of Latham & Watkins LLP, counsel for the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, with respect to such matters as the Initial Purchasers may reasonably request.

(c) Officers’ Certificate. At the Closing Date, there shall not have been, since the date hereof, any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and, at the Closing Date, the Initial Purchasers shall have received a certificate, signed on behalf of the Company by the President or the Chief Executive Officer of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, and by the Company on behalf of each Guarantor, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change with respect to the Company and its subsidiaries, (ii) the representations and warranties of the Company and the Guarantor in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of the Closing Date and (iii) the Company and the Guarantor have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement.

(d) Chief Financial Officer’s Certificate. The Initial Purchasers shall have received a certificate, signed on behalf of the Company by its Chief Financial Officer, dated as of the date hereof and as of the Closing Date, substantially in the form attached hereto as Exhibit G.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Initial Purchasers shall have received from E&Y, independent public accountants of the Company, a letter, dated the date of this Agreement and in form and substance reasonably satisfactory to the Initial Purchasers, containing statements and information of the type customarily included in accountants’ “comfort letters” to initial purchasers with respect to the historical financial statements and certain historical financial information of the Company, contained or incorporated by reference in the General Disclosure Package, any Issuer Free Writing Documents (other than any electronic road show) and the Offering Memorandum and any amendments or supplements to any of the foregoing.

(f) Bring-down Comfort Letter. At the Closing Date, the Initial Purchasers shall have received from E&Y, a letter, dated as of the Closing Date and in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the “cut-off” date referred to shall be a date not more than three business days prior to the Closing Date.

(g) No Downgrade. There shall not have occurred, on or after the date of this Agreement, any downgrading in the rating of any debt securities of or guaranteed by the Company or any subsidiary of the Company by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the 1934 Act) or any public announcement that any such organization has placed its rating on the Company or any such debt securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company or any such debt securities has been placed on negative outlook.

(h) Additional Documents. At the Closing Date, counsel for the Initial Purchasers shall have been furnished with such additional documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Initial Purchasers or counsel for the Initial Purchasers may otherwise reasonably request.

(i) Security Documents. Each Security Document (other than any Security Document relating solely to the Post-Closing Perfection Actions) shall have been duly authorized, executed and delivered by the parties thereto and shall be in full force and effect on the Closing Date. The obligations of the Company and the Guarantor in respect of the Securities shall have the benefit of liens on the Collateral as contemplated by (and with the relative priorities as set forth in) the General Disclosure Package and the Offering Memorandum (and, for the avoidance of doubt, as contemplated by (and with the relative priorities set forth in) the Indenture or any Security Document), and except as contemplated by the General Disclosure Package and the Offering Memorandum (and, for the avoidance of doubt, except as contemplated by the Indenture or any Security Document), no other liens on the Collateral shall exist.

(j) Required Filings and Registrations; Fees. On the Closing Date, all documents and instruments (other than any Security Documents relating solely to the Post-Closing Perfection Actions), including UCC financing statements and filings with the United States Patent and Trademark Office, required by the Security Documents or reasonably requested by the Initial Purchasers to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the holders of the Securities, a perfected lien on the Collateral described therein, prior and superior in right to any other person (other than as permitted or contemplated by the Indenture and any Security Document), shall have been so filed, registered or recorded (or shall be provided for to the reasonable satisfaction of the Initial Purchasers). All filing fees, taxes and other amounts payable in connection with such filings, recordings, registrations and other actions shall have been paid (or payment by the Company and the Guarantor shall be provided for to the reasonable satisfaction of the Initial Purchasers).

(k) Lien Searches. On or prior to the Closing Date, the Initial Purchasers shall have received the results of lien searches in each jurisdiction where the Security Documents contemplate creation of a first priority lien, conducted by a lien search service reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall be satisfied that no material liens are outstanding on the Collateral, other than any such liens (i) which are set forth in the General Disclosure Package (and, for the avoidance of doubt, set forth in or otherwise permitted or contemplated by the Indenture or any Security Document) or (ii) as to which the Initial Purchasers have received documentation reasonably satisfactory to it evidencing the termination of such liens.

(l) Possessory Collateral. On the Closing Date, all possessory collateral required to be delivered to the Collateral Agent under the Security Documents shall have been duly delivered (or shall otherwise be provided to the reasonable satisfaction of the Initial Purchasers), together with undated proper instruments of assignments duly executed by the Company or the Guarantor, as applicable, in blank and such other instruments or documents as the Initial Purchasers may reasonably request, except as otherwise permitted or contemplated under the ABL Intercreditor Agreement, the Pari Passu Intercreditor Agreement or any other Security Document, as applicable.

(m) Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, the Guarantor, the Trustee and the Collateral Agent, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(n) Termination of Agreement. If any condition specified in this Section 5 hereof shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Initial Purchasers by notice to the Company and the Guarantor at any time on or prior to the Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 6, 7, 11, 12, 13, 14, 15, 17, 18, 20 and 21 hereof shall survive any such termination of this Agreement and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification by the Company and the Guarantor. Each of the Company and the Guarantor agrees, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its affiliates, its officers, directors, employees, agents, partners and members and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact in the Preliminary Offering Memorandum, any Issuer Free Writing Document, the General Disclosure Package or the Offering Memorandum (or any amendment or supplement to any of the foregoing), or in any materials, presentations or information provided to investors by, or with the approval of, the Company or any Guarantor in connection with the marketing of the offering of the Securities, including any road show or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of, or pursuant to a judgment or other disposition in, any litigation, or any investigation or proceeding by any governmental or self-regulatory agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Guarantor; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental or self-regulatory agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Company or any Guarantor by or on behalf of any Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any Issuer Free Writing Document, the General Disclosure Package or the Offering Memorandum (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Initial Purchasers as aforesaid consists of the information described as such in Section 6(b) hereof.

(b) Indemnification by the Initial Purchasers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor, their respective officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to any losses, liabilities, claims, damages or expenses arising out of or based upon any untrue statements or omissions, or alleged untrue statements or omissions, made in the Preliminary Offering Memorandum, any Issuer Free Writing Document or the Offering Memorandum (or any amendment or supplement to any of the foregoing) in reliance upon and in conformity with information furnished in writing to the Company and the Guarantor by or on behalf of such Initial Purchaser through the Representative expressly for use therein. The Company and the Guarantor hereby acknowledge and agree that the information furnished to the Company and the Guarantor by the Initial Purchasers through the Representative expressly for use in the Preliminary Offering Memorandum, any Issuer Free Writing Document or the Offering Memorandum (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum: the information appearing in the fourth sentence of the seventh paragraph, the ninth paragraph, the tenth paragraph, and the third and eighth sentences of the eleventh paragraph, each under such caption.

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand commenced against it in respect of which indemnity may be sought hereunder; provided, however, that the failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure. The indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others entitled to indemnification pursuant to this Section 6 that the indemnifying party may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded based on the advice of outside counsel that there are legal defenses available to it that may be different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party, and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Initial Purchasers and the other indemnified parties referred to in Section 6(a) above; and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company and the Guarantor, their respective directors, each of their respective officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor, on the one hand, and of the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantor and the total discounts and commissions received by the Initial Purchasers, in each case as determined pursuant to this Agreement, bear to the aggregate initial offering price of the Securities as set forth on the cover of the Offering Memorandum.

The relative fault of the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor, on the one hand, or by the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Guarantor and the several Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total initial purchaser discounts and commissions received by such Initial Purchaser with respect to the offering and sale to Eligible Purchasers of the Securities initially purchased by it exceed the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each affiliate, officer, director, employee, partner and member of each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each director of each of the Company and the Guarantor, each officer of each of the Company and the Guarantor, and each person, if any, who controls the Company and the Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Guarantor. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Company or the Guarantor (whether signed on behalf of such officer, the Company or such Guarantor) and delivered to the Initial Purchasers or counsel to the Initial Purchasers, including the indemnity agreement provided in Section 6, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, its affiliates and any of its or their officers, directors, employees, partners, members or agents or any person controlling any Initial Purchaser, or by or on behalf of the Company, any Guarantor, any officer or director of the Company or of any Guarantor or any person controlling the Company, such Guarantor, and shall survive delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Initial Purchasers may terminate this Agreement, by notice to the Company and the Guarantor, at any time on or prior to the Closing Date, (i) if there has been, at any time on or after the date of this Agreement or since the date of the most recent financial statements of the Company included or incorporated by reference in the General Disclosure Package and the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities or to enforce contracts for the sale of the Securities, (iii) (A) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, (B) if trading generally on the New York Stock Exchange or the Nasdaq Global Select Market has been suspended or limited by either of said exchanges or by order of the Commission or any other governmental authority or (C) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and except that Sections 6, 7, 11, 12, 13, 14, 15, 17, 18, 20 and 21 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Initial Purchasers.

If one or more of the Initial Purchasers shall fail at the Closing Date to purchase the aggregate principal amount of Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the non-defaulting Initial Purchasers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other purchaser, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Initial Purchasers shall not have completed such arrangements within such 24-hour period, then:

(i) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers; or

(ii) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

No action taken pursuant to this Section 10 shall relieve any defaulting Initial Purchaser from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, the non-defaulting Initial Purchasers shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the General Disclosure Package or the Offering Memorandum or in any other documents or arrangements. As used herein, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by email. Notices to the Initial Purchasers shall be directed to the Representative at J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Edward S. Pyne, with a copy to Latham & Watkins LLP, 1271 Avenue of the Americas, New York, NY 10020, Attention: Corey Wright and Andrew Blumenthal; and notices to the Company or any Guarantor shall be directed to the Company at 505 Huntmar Park Drive, Suite 300, Herndon, VA 20170, Attention: Christine Stroh Reddy, Executive Vice President, General Counsel and Corporate Secretary, telephone no. (202) 744-0026, email: christine.reddy@becn.com, with a copy to (i) Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois, Attention: Jeffrey N. Smith, Esq. and Michael P. Heinz, Esq., email: jnsmith@sidley.com and mheinz@sidley.com, and (ii) Squire Patton Boggs (US) LLP, 2550 M Street NW, Washington, DC 20037, Attention: Abby E. Brown, Esq., telephone no. (202) 457-5668, email: abby.brown@squirepb.com.

In accordance with the requirements of the USA PATRIOT Act, the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantor, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Company, the Guarantor and their respective successors and the controlling persons and other indemnified parties referred to in Sections 6 and 7 hereof and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Company, the Guarantor and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. Governing Law and Time. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“2026 Secured Notes Collateral Agreement” shall have the meaning set forth under the caption “Description of Notes” in the General Disclosure Package and the Offering Memorandum.

“2026 Secured Notes” shall have the meaning set forth under the caption “Description of Notes” in the General Disclosure Package and the Offering Memorandum.

“ABL Facility Collateral Agreement” shall have the meaning set forth under the caption “Description of Notes” in the General Disclosure Package and the Offering Memorandum.

“ABL Intercreditor Agreement” means the Third Amended and Restated Intercreditor Agreement, dated as of the Closing Date (and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time), among the Company, the Guarantor, U.S. Bank Trust Company National Association, as 2026 Notes Agent (as defined therein), Wells Fargo Bank, National Association, as ABL Agent and Citibank, N.A., as Term Loan Agent and the Collateral Agent.

“affiliate” has the meaning provided in Rule 501 under the 1933 Act.

“Applicable Time” means 2:45p.m. (New York City time) on July 17, 2023.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Collateral” shall have the meaning set forth under the caption “Description of Notes” in the General Disclosure Package and the Offering Memorandum.

“Collateral Agreement” means the Collateral Agreement, dated as of the Closing Date, by and among the Company, the Guarantor and U.S. Bank Trust Company, National Association, as the Collateral Agent.

“Commission” means the Securities and Exchange Commission.

“Company Documents” means all contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“DTC” means The Depository Trust Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“GAAP” means generally accepted accounting principles in the United States.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance or claim.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Pari Passu Intercreditor Agreement” means the Senior-Priority Lien Pari Passu Intercreditor Agreement, dated as of October 9, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among U.S. Bank, National Association, as Notes Collateral Agent (as defined therein), U.S. Bank, National Association, as trustee under the 2026 Notes Indenture (as defined therein), and Citibank, N.A., as Term Loan Agent.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Senior ABL Agreement” shall have the meaning set forth under the caption “Description of Notes” in the General Disclosure Package and the Offering Memorandum.

“Senior Term Agreement” shall have the meaning set forth under the caption “Description of Notes” in the General Disclosure Package and the Offering Memorandum.

“Term Loan Collateral Agreement” shall have the meaning set forth under the caption “Description of Notes” in the General Disclosure Package and the Offering Memorandum.

“U.S. Special Resolution Regime” means each of (a) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (b) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1939 Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Preliminary Offering Memorandum and the Offering Memorandum or any Issuer Free Writing Document shall be deemed to include any amendment or supplement to any of the foregoing.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Preliminary Offering Memorandum or the Offering Memorandum (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be; and all references in this Agreement to amendments or supplements to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Preliminary Offering Memorandum or the Offering Memorandum.

SECTION 16. Permitted Free Writing Documents. Each of the Company and the Guarantor represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Initial Purchasers, it will not make, and each Initial Purchaser, severally and not jointly, represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Company, the Guarantor and the other Initial Purchasers, it will not make, any offer relating to the Securities that (if the offering of the Securities was made pursuant to a registered offering under the 1933 Act) would constitute an “Issuer Free Writing Prospectus” (as defined in Rule 433 under the 1933 Act) (any such document, a “Issuer Free Writing Document”) or that would constitute a “free writing prospectus” (as defined in Rule 405 under the 1933 Act) which would be required to be filed with the Commission in connection with an offering registered under the 1933 Act, in the case of any Initial Purchasers; provided that the prior written consent of the Company, the Guarantor and the Initial Purchasers shall be deemed to have been given in respect of the Issuer Free Writing Documents, if any, listed on Exhibit D hereto (including the electronic road show in the form previously provided by the Company to and approved by the Initial Purchasers).

SECTION 17. Absence of Fiduciary Relationship. Each of the Company and the Guarantor acknowledges and agrees that:

(a) each of the Initial Purchasers is acting solely as an initial purchaser in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company and the Guarantor, on the one hand, and any of the Initial Purchasers, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Initial Purchasers has advised or is advising the Company or any Guarantor on other matters (it being understood that in any event that no Initial Purchaser shall be deemed to have provided legal, accounting or tax advice to the Company, any Guarantor or any of their respective subsidiaries);

(b) the offering price of the Securities and the price to be paid by the Initial Purchasers for the Securities set forth in this Agreement were established by the Company and the Guarantor following discussions and arms-length negotiations with the Initial Purchasers;

(c) they are capable of evaluating and understanding, and understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) they are aware that the Initial Purchasers and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Guarantor and that none of the Initial Purchasers has any obligation to disclose such interests and transactions to the Company or the Guarantor by virtue of any fiduciary, advisory or agency relationship or otherwise;

(e) the Company and the Guarantor have consulted their own legal and financial advisors to the extent they deemed appropriate; and

(f) they waive, to the fullest extent permitted by law, any claims they may have against any of the Initial Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agree that none of the Initial Purchasers shall have any liability (whether direct or indirect, in contract, tort or otherwise) to them in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on their behalf or in right of them or the Company or the Guarantor or any stockholders, employees or creditors of the Company or the Guarantor.

SECTION 18. Research Analyst Independence and Other Activities of the Initial Purchasers. The Company and the Guarantor acknowledge that the Initial Purchasers’ research analysts and research departments are required to be separate from, and not influenced by, their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Initial Purchasers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the Guarantor and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Guarantor hereby waive and release, to the fullest extent permitted by applicable law, any claims that the Company or the Guarantor may have against the Initial Purchasers arising from the fact that the views expressed by their research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Guarantor by such Initial Purchasers’ investment banking divisions. The Company and the Guarantor acknowledge that each of the Initial Purchasers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers, may make recommendations and provide other advice, and may hold long or short positions in debt or equity securities of, or derivative products related to, the companies that may be the subject of the transactions contemplated by this Agreement, and the Company and the Guarantor hereby waive and release, to the fullest extent permitted by applicable law, any claims that the Company and the Guarantor may have against the Initial Purchasers with respect to any such other activities.

SECTION 19. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

SECTION 20. Waiver of Jury Trial. The Company and the Guarantor and each of the Initial Purchasers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 21. Consent to Jurisdiction. The Company and the Guarantor hereby submit to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and the Company and the Guarantor irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding in any such court arising out of or relating to this Agreement or the transactions contemplated hereby and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

SECTION 22. Counterparts. This Agreement may be executed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Guarantor a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers, the Company and the Guarantor in accordance with its terms.

Very truly yours,

BEACON ROOFING SUPPLY, INC.

By	/s/ Julian G. Francis
Name: Julian G. Francis
Title: President and Chief Executive Officer

BEACON SALES ACQUISITION, INC.

By	/s/ Julian G. Francis
Name: Julian G. Francis
Title: Chief Executive Officer

CONFIRMED AND ACCEPTED, as of the date first above written, for itself and as Representative and on behalf of the Initial Purchasers:

J.P. MORGAN SECURITIES LLC

By	/s/ Edward S. Pyne
Name:	Edward S. Pyne
Title:	Managing Director

[Signature Page to Purchase Agreement]

EXHIBIT A

INITIAL PURCHASERS

Name of Initial Purchaser	Principal Amount of Securities
J.P. Morgan Securities LLC	$266,640,000.00
Citigroup Global Markets Inc.	$183,300,000.00
Goldman Sachs & Co. LLC	$49,980,000.00
BofA Securities, Inc.	$33,360,000.00
Deutsche Bank Securities Inc.	$33,360,000.00
Truist Securities, Inc.	$33,360,000.00

Total	$600,000,000.00

A-1

EXHIBIT B

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Organization	Type of Entity
Beacon Sales Acquisition, Inc.	Delaware	Corporation

SCE Waterproofing Holdings, Inc.	Delaware	Corporation

Beacon Canada, Inc.	Delaware	Corporation

Waterproofing Products Solutions, LLC	Delaware	Limited Liability Company

Coastal Construction Products, LLC	Florida	Limited Liability Company

Beacon Roofing Supply Canada Company	Nova Scotia	Unlimited Liability Company

Significant Subsidiaries

Beacon Sales Acquisition, Inc.	Delaware	Corporation

B-1

EXHIBIT C

FORM OF PRICING TERM SHEET

BEACON ROOFING SUPPLY, INC.

$600,000,000 6.500% Senior Secured Notes due 2030

July 17, 2023

This term sheet to the Preliminary Offering Memorandum dated July 17, 2023 (the “Preliminary Offering Memorandum”) related to the offering of the notes described below should be read together with the Preliminary Offering Memorandum before making an investment decision with regard to the notes. Capitalized terms used but not defined in this term sheet have the meanings assigned to such terms in the Preliminary Offering Memorandum.

Issuer:	Beacon Roofing Supply, Inc.

Security Description:	6.500% Senior Secured Notes due 2030 (the “notes”)

Distribution:	144A / Regulation S for life (no registration rights)

Aggregate Principal Amount:	$600,000,000

Gross Proceeds:	$600,000,000

Maturity:	August 1, 2030

Coupon:	6.500%

Yield to Maturity:	6.500%

Offering Price:	100.000% of principal amount, plus accrued interest, if any, from July 31, 2023

Interest Payment Dates:	August 1 and February 1, commencing February 1, 2024

Record Dates:	July 15 and January 15

Equity Clawback:	Up to 40% of the aggregate principal amount of the notes (including any additional notes) at 106.500% prior to August 1, 2026

Optional Redemption:	Make-whole call prior to August 1, 2026 at Treasury Rate +50 basis points, plus accrued and unpaid interest, if any, to, but excluding, the relevant redemption date Callable, on or after August 1, 2026, at the following redemption prices, plus accrued and unpaid interest, if any, to, but excluding, the relevant redemption date, if redeemed during the 12-month period commencing on the following dates:
	On or after:	Price:
	August 1, 2026	103.250%
	August 1, 2027	101.625%
	August 1, 2028 and thereafter	100.000%

Change of Control:	Putable at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date

Use of Proceeds:	The Issuer intends to use the net proceeds from the notes offering, together with cash on hand and an anticipated draw of approximately $213 million of additional borrowings under the 2026 ABL to, (i) repurchase in full, for an aggregate cash amount equal to $804.5 million, all 400,000 issued and outstanding shares of Series A Preferred Stock from the CD&R Stockholder, (ii) pay all accrued but unpaid dividends on such shares of Series A Preferred Stock as of the Repurchase Date, and (iii) pay all related transaction fees and expenses in connection with the foregoing.

Trade Date:	July 17, 2023

Settlement Date:	July 31, 2023 (T+10)

Rule 144A CUSIP / ISIN:	073685AK5 / US073685AK54

Regulation S CUSIP / ISIN:	U06688AE2 / USU06688AE29

Denominations/Multiple:	$2,000 x $1,000

Joint Book-Running Managers:	J.P. Morgan Securities LLC Citigroup Global Markets Inc. Goldman Sachs & Co. LLC BofA Securities, Inc. Deutsche Bank Securities Inc. Truist Securities, Inc.

(1) Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next eight succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing or the next eight succeeding business days should consult their own advisors.

***

The notes and guarantee have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The notes and guarantee may not be offered or sold in the United States or to U.S. persons (as defined in Regulation S under the Securities Act) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act or pursuant to an effective registration statement. The notes are subject to restrictions on resale and transfer as described under “Notice to Investors” in the Preliminary Offering Memorandum.

This term sheet is confidential and is for your information only and is not intended to be used by anyone other than you. This term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. The information in this term sheet supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.

This term sheet does not constitute an offer to sell, or a solicitation of an offer to buy, the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

EXHIBIT D

PRELIMINARY OFFERING MEMORANDUM AMENDMENTS; ISSUER FREE WRITING DOCUMENTS

(1) Pricing Term Sheet containing the terms of the Securities, substantially in the form of Exhibit C hereto.

(2) Electronic road show of the Company used in connection with the offering of the Securities.

D-1

EXHIBIT E

SECURITY DOCUMENTS

1.	the Collateral Agreement

2.	customary Trademark Security Agreements, each to be dated as of the Closing Date, between (i) the Company and the Collateral Agent and (ii) Beacon Sales Acquisition, Inc. and the Collateral Agent

3.	real property mortgages for each of the properties that are pledged as collateral to secure the obligations under the Senior Term Agreement as of the Closing Date (if any)

4.	the Pari Passu Intercreditor Agreement (and any amendment or joinder thereto)

5.	the ABL Intercreditor Agreement (and any amendment or joinder thereto)

6.	the Deposit Account Control Agreement amendments

E-1

EXHIBIT F

FORM OF OPINION AND NEGATIVE ASSURANCE LETTER OF SIDLEY AUSTIN LLP

[Omitted]

E-1

EXHIBIT G

FORM OF CERTIFICATE OF THE CHIEF FINANCIAL OFFICER

CHIEF FINANCIAL OFFICER’S CERTIFICATE

OF

BEACON ROOFING SUPPLY, INC.

Date: July [ ], 2023

In connection with the offering by Beacon Roofing Supply, Inc., a Delaware corporation (the “Company”), of $600,000,000 principal amount of its 6.500% Senior Secured Notes due 2030 (the “Securities”), as described in the [preliminary][final] offering memorandum, dated July [ ], 2023, Frank A. Lonegro, solely in his capacity as Chief Financial Officer of the Company and not in his individual capacity, has been asked pursuant to Section 5(d) of the Purchase Agreement, dated July [ ], 2023 (the “Purchase Agreement”), among the Company, Beacon Sales Acquisition, Inc., as the guarantor, and J.P. Morgan Securities LLC, as representative of the several initial purchasers (the “Representative”), to deliver this certificate (this “Certificate”) on behalf of the Company to the Initial Purchasers, and, based on his examination of the Company’s financial records and schedules undertaken by himself or the members of his staff who are responsible for the Company’s financial accounting matters, does hereby certify that:

(a)	He is familiar with the accounting, operations and records systems of the Company and its subsidiaries.

(b)

He has supervised the compilation of, and reviewed the circled information contained in, the pages attached hereto as Exhibit A and included in the [General Disclosure Package][Offering Memorandum] (the “Preliminary Information”).

(c)

The methodology used to determine the Preliminary Information was appropriate given that such information is preliminary and subject to the Company’s closing procedures for the three months ended June 30, 2023.

(d)	The Preliminary Information was determined by the Company on a reasonable basis and in good faith.

(e)

The Preliminary Information has been derived from, and is based upon, the accounting or other records of the Company and its subsidiaries and, to the best of his knowledge and belief, is accurate in all material respects.

This Certificate is to assist the Initial Purchasers in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the Securities pursuant to the [General Disclosure Package][Offering Memorandum]. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

[Signature page follows]

G-1

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

BEACON ROOFING SUPPLY, INC.

Name:	Frank A. Lonegro
Title:	Executive Vice President and Chief Financial Officer

G-2